Exhibit 6.173.1

REALTOR® EQUAL HOUSING OPPORTUNITY

ADDENDUM/AMENDMENT TO

[X] AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [[ ] OFFER OR [ ] COUNTEROFFER] OR
[ ] RESIDENTIAL RENTAL AGREEMENT OR [ ] OTHER: ______
COVERING THE [ ] REAL PROPERTY [ ] PREMISES [ ] BUSINESS [ ] OTHER: ______

Further described or commonly known as:

Address **352 Robin Helton Dr** Unit # ______

City **Boiling Springs** State of South Carolina

Other ______ TMS [redacted]

The undersigned Parties hereby agree as follows: **Seller agrees to allow Buyer to reassign this contract upon ratification. Seller thereby acknowledges that this contract will be assigned to "Arrived SC Spring, LLC."**

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at **9:00** [ ] AM [X] PM on **May 18 2022** unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] **Date:** [redacted] [redacted]

BUYER: ______ **Date:** ______ [redacted]

______ **Date:** ______ [redacted]

______ **Date:** ______ [redacted]

SELLER: [redacted] dotloop verified 05/19/22 1:45 PM EDT DDES-X4LR-G0N4-NHJ4 **Date:** ______ [redacted]

SELLER: [redacted] [redacted]

______ [redacted] ______ [redacted]

______ [redacted] ______ [redacted]